SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 31, 2010

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

000-31387	NORTHERN STATES POWER COMPANY	41-1967505
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-03140	NORTHERN STATES POWER COMPANY	39-0508315
(a Wisconsin corporation)
1414 W. Hamilton Avenue
Eau Claire, Wisconsin 54701
(715) 839-2625

001-3280	PUBLIC SERVICE COMPANY OF COLORADO	84-0296600
(a Colorado corporation)
1225 17th Street
Denver, Colorado 80202
(303) 571-7511

001-03789	SOUTHWESTERN PUBLIC SERVICE COMPANY	75-0575400
(a New Mexico corporation)
Tyler at Sixth
Amarillo, Texas 79101
(303) 571-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Health Care Reform on Medicare Part D Subsidy Reimbursements — On March 23, 2010, the Patient Protection and Affordable Care Act (H.R. 3590), which was subsequently amended on March 30, 2010, was signed into law.  The law includes provisions to generate tax revenue to help offset the cost of the new legislation.  One of these provisions would reduce the deductibility of retiree health care costs, to the extent of federal subsidies received by plan sponsors, which provide retiree prescription drug benefits equivalent to Medicare Part D coverage, beginning in 2013.  Based on this provision, many employers including Xcel Energy are subject to additional taxes and are required to reverse previously recorded tax benefits in the period of enactment.

As a result, Xcel Energy expects to expense approximately $17 million, or 4 cents per share, of previously recognized tax benefits relating to Medicare Part D subsidies during the first quarter ending March 31, 2010.  The $17 million of additional tax expense will not reoccur in future periods.  However, the 2010 effective tax rate is expected to increase due to additional tax expense of approximately $4 million associated with current year retiree health care accruals.

Xcel Energy reaffirms its 2010 ongoing earnings guidance of $1.55 to $1.65 per share.  Xcel Energy does not consider the 4 cents per share charge to be part of ongoing earnings, as the adjustment results from a new law that is not expected to reoccur in the future.

Except for the historical statements contained in this 8-K, the matters discussed herein, including our 2010 full year EPS guidance, are forward-looking statements that are subject to certain risks, uncertainties and assumptions.  Such forward-looking statements may be identified in this document by the words “would,” “believe,” “estimate,” “expect,” “likely,” “may,” “possible,” “potential,” “should” and similar expressions.  Actual results may vary materially.  Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including the availability of credit and its impact on capital expenditures and the ability of Xcel Energy and its subsidiaries to obtain financing on favorable terms; business conditions in the energy industry; actions of credit rating agencies; competitive factors, including the extent and timing of the entry of additional competition in the markets served by Xcel Energy and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; actions of accounting regulatory bodies; and the other risk factors listed from time to time by Xcel Energy in reports filed with the Securities and Exchange Commission (SEC), including Risk Factors in Item 1A and Exhibit 99.01 of each of Xcel Energy’s Annual Report on Form 10-K for the year ended Dec. 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 31, 2010	Xcel Energy Inc.
(a Minnesota corporation)
Northern States Power Company
(a Minnesota corporation)
Northern States Power Company
(a Wisconsin corporation)
Public Service Company of Colorado
(a Colorado corporation)
Southwestern Public Service Company
(a New Mexico corporation)

/s/ DAVID M. SPARBY
David M. Sparby
Vice President and Chief Financial Officer